For SEC Filing Purposes:
                                                      Filed under Rule 424(b)(2)
                                                      Registration No. 333-69138


  Pricing Supplement No. 1 Dated July 26, 2002
  -------------------------------------------------------

  To  Prospectus Dated September 7, 2001 and
      Prospectus Supplement Dated September 20, 2001


                                  $350,000,000

                                  ASHLAND INC.

                           MEDIUM-TERM NOTES, SERIES K

                     Due 9 Months or More from Date of Issue

                          Principal Amount: $55,000,000

              (Total Principal Amount Issued to Date: $55,000,000)

Original Issue Date:                    August 1, 2002

Maturity Date:                          August 1, 2012

Interest Rate:                          6.396%

Record Date:                           January 15 and July 15

Interest Payment Date:                 February 1 and August 1

  Redemption:

  Check box opposite applicable paragraph.

  |X| The Notes cannot be redeemed prior to maturity.

  |_|      The Notes may be redeemed prior to maturity.

  Commission to be paid to agent:      $330,000

  Agent's Commitments:

           Name                                     Principal Amount
           ----                                     -----------------

  Banc of America Securities LLC                       $55,000,000